                                                              EXHIBIT 1.A.(8)(g)

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO FUNDS GROUP, INC.,
                           INVESCO DISTRIBUTORS, INC.,
                      NATIONAL LIFE INSURANCE COMPANY, AND
                     LIFE INSURANCE COMPANY OF THE SOUTHWEST


THIS AMENDMENT NO. 1 to the Participation Agreement dated November 21, 2000, by and among INVESCO Variable Investment Funds, Inc.; INVESCO Funds Group, Inc.; INVESCO Distributors, Inc.; National Life Insurance Company, a Vermont corporation ("NLIC"); and by this amendment Life Insurance Company of the Southwest, a Texas corporation wholly owned by NLIC ("LSW"), IS MADE AND ENTERED INTO THIS ____ DAY OF _______, 2001.


1.   By executing this Amendment No. 1, LSW hereby

          a.   becomes a party to this Fund Participation Agreement

          b.   is included in the definition of "the Company" along with NLIC

          c. is bound by all of the terms and conditions of the Participation Agreement referenced above.


2. By executing this Amendment No. 1, Schedule A of the Participation Agreement is replaced by the following:

          PARTICIPATION AGREEMENT
          SCHEDULE A

     The following Separate Accounts and Associated Contracts of National Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account               Name of Separate Account
------------------------------------               ------------------------
VariTrak                                   National Variable Life Insurance Account
Sentinel Estate Provider                   National Variable Life Insurance Account
Sentinel Benefit Provider                  National Variable Life Insurance Account
Sentinel Advantage Variable Annuity        National Variable Annuity Account II
LSW Advantage                              LSW Variable Life Insurance Account


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Fund Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified above.


                                        INVESCO VARIABLE INVESTMENT FUNDS, INC.


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        INVESCO FUNDS GROUP, INC.


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:



                              Page 1 of 2 (INVESCO)

                                        INVESCO DISTRIBUTORS, INC.


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                        BY:  NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------


                              Page 2 of 2 (INVESCO)